Exhibit 99.1

                  Pitney Bowes Announces Third Quarter Results

     STAMFORD, Conn.--(BUSINESS WIRE)--Oct. 29, 2007--Pitney Bowes Inc. (NYSE:PBI) today reported third quarter 2007 financial results.

     Revenue increased 5 percent to $1.5 billion compared with the same period last year and income from continuing operations on a Generally Accepted Accounting Principles (GAAP) basis was $129 million. As discussed in previous quarters, income from continuing operations reflects the alignment of MapInfo's accounting treatment for software revenue recognition with the company's policies. In addition, income from continuing operations this quarter included two non-cash adjustments: a $4 million decrease in the company's deferred taxes primarily due to recent changes in German tax laws, and a $4 million pre-tax impairment of certain intangible assets in the company's legal solutions business. Excluding these items, adjusted income from continuing operations was $139 million for the quarter.

     Adjusted diluted earnings per share from continuing operations was $.63 as compared with $.66 for the same period last year and below the company's guidance of $.70 to $.74. Earnings per diluted share from continuing operations on a GAAP basis was $.58 as compared with $.64 for the same period last year and below the company's guidance of $.68 to $.72.

     The company generated $290 million in cash from operations during the quarter. Free cash flow was $239 million. The company used $72 million for dividends and $105 million to repurchase 2.3 million of its shares during the quarter. The remaining authorization for future share repurchases is $161 million. Year-to-date the company has generated $550 million in free cash flow and has returned $497 million to shareholders through dividends and share repurchase. The company is raising its guidance for annual free cash flow for 2007 to $625 to $675 million from $550 to $625 million. This reflects lower utilization of cash for finance receivables, working capital, and capital expenditures than originally planned.

     Commenting on the quarter, President and CEO Murray D. Martin noted, "Business conditions during the third quarter were much more challenging than we originally anticipated. Our Software and Mail Services segments continued to have very strong results, but their performance was offset by weakness in our U.S. and International Mailing segments as well as in our Management Services segment."

     Mr. Martin noted that the company's performance during the quarter was negatively affected by four factors. "First, weakness in certain sectors of the economy, such as financial services, is resulting in lower sales of equipment and software as well as lower print and supplies volumes.

     Second, the postal rate case in the second quarter was a positive event for U.S. Mailing and helped generate significant incremental sales during that quarter. It is now apparent, however, that more of those sales were shifted from what would have normally occurred in future quarters than we had originally anticipated. Additionally, the benefit from meter migration this quarter was less than we expected.

     Third, in International Mailing, delays in postal liberalization across Europe are creating a more difficult environment in the postal sector and are impacting customer purchases. The EBIT margin for International Mailing was adversely impacted by both the lower revenue growth and greater than anticipated expenses associated with our outsourcing contracts for European back office operations.

     And finally, at Pitney Bowes Management Services, the benefit from the strong written business in prior quarters was offset by continuation of weak results in legal solutions and delays in government outsourcing contracts."

     Business Segment Results

     Mailstream Solutions includes worldwide revenue and related expenses from the sale, rental, and financing of mail finishing, mail creation, shipping, and production mail equipment; supplies; mailing and multi-vendor support services; payment solutions; and mailing and customer communication software.

     In the third quarter, Mailstream Solutions revenue increased 3 percent to $1.1 billion and earnings before interest and taxes (EBIT) declined 4 percent to $286 million, when compared with the prior year.

     Within Mailstream Solutions:

     U.S. Mailing revenue declined 3 percent to $572 million and EBIT declined 3 percent to $224 million. The segment's results for the quarter were unfavorably impacted by lower equipment sales and rentals.

     International Mailing revenue grew 1 percent to $254 million and EBIT decreased 24 percent to $33 million. International Mailing revenue growth benefited by about 6 percent from favorable currency translation, but was adversely affected by lower equipment sales and rentals in Europe. The company's continued investments for growth in sales and marketing channels in Europe, as well as expenses related to outsourcing the company's European back office operations, negatively impacted the segment's EBIT margin.

     Worldwide revenue for Production Mail grew 1 percent to $148 million and EBIT increased 21 percent to $17 million. Revenue growth was driven by broad-based equipment placements in the Asia-Pacific region and favorable currency translation, which contributed about 2 percent to growth. However, lower equipment sales in the U.S. and Europe offset this growth. The segment's EBIT margin benefited from the favorable mix of equipment sales.

     Software revenue increased 85 percent to $92 million and EBIT increased 50 percent to $11 million. Results for the quarter were driven by the acquisition of MapInfo, which increased revenue by about 68 percent and favorable currency translation, which contributed about 7 percent. There continues to be robust demand for the company's software solutions, particularly outside the U.S.

     Mailstream Services includes worldwide revenue and related expenses from facilities management contracts, reprographics, document management, and other value-added services for targeted customer markets; mail services operations, which include presort mail services and cross-border mail services; and marketing services.

     For the quarter, Mailstream Services reported revenue growth of 11 percent to $442 million, and EBIT increased 16 percent to $40 million, versus the prior year.

     Within Mailstream Services:

     Management Services revenue increased 6 percent to $278 million for the quarter while EBIT declined 10 percent to $17 million. The segment's revenue growth for the quarter was helped by acquisitions, which added about 2 percent to growth; favorable currency translation, which added about 2 percent to growth; and strong written business in prior quarters. Revenue, as well as EBIT margin, was adversely affected by lower pricing on contract renewals, continued weakness in legal solutions and delays in government contracts.

     Mail Services revenue grew 27 percent to $116 million and EBIT grew 85 percent to $17 million. Revenue growth was driven by both presort and cross-border mail services, while EBIT benefited from the ongoing successful integration of new sites and increased operating efficiencies. Additionally, the segment was positively impacted by the postal rate case enacted earlier in the year, which increased the worksharing discounts available to large mailers.

     Marketing Services revenue increased 12 percent to $48 million, while EBIT declined 13 percent to $5 million. The segment's results include the recent acquisition of Digital Cement, which added 15 percent to growth, and the continued expansion of marketing services programs. Lower revenue in the company's motor vehicle registration services again had an adverse effect on the segment's revenue and EBIT.

     Outlook

     The company anticipates fourth quarter revenue growth in the range of 6 to 9 percent and revenue growth of 6 to 8 percent for the full year.

     Excluding the accounting alignment for MapInfo and the non-cash adjustments, the company expects adjusted earnings per share from continuing operations in the range of $.67 to $.71 for the fourth quarter and $2.67 to $2.71 for the full year. The company expects earnings per share from continuing operations on a GAAP basis in the range of $.66 to $.70 for the fourth quarter and $2.59 to $2.63 for the full year.


                     4Q07       4Q06    Full Year 2007 Full Year 2006
----------------------------------------------------------------------
Adjusted EPS     $.67 to $.71   $.77    $2.67 to $2.71      $2.69
----------------------------------------------------------------------
MapInfo
 Accounting         ($.01)       N/A       ($0.05)           N/A
----------------------------------------------------------------------
Restructuring        N/A       ($.05)        N/A           ($0.10)
----------------------------------------------------------------------
Tax Adjustments      N/A         N/A       ($0.02)         ($0.09)
----------------------------------------------------------------------
Other
 (Expense)/Income    N/A        $.01       ($0.01)          $0.01
----------------------------------------------------------------------
GAAP EPS         $.66 to $.70   $.73    $2.59 to $2.63      $2.51
----------------------------------------------------------------------


     The company also announced that it plans to hold a special investor call on Thursday, November 15 to discuss its action plans for the current market conditions.

     Management of Pitney Bowes will discuss the company's results in a broadcast over the Internet today at 5:00 p.m. EDT. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the company's web site at www.pb.com/investorrelations.

     Pitney Bowes engineers the flow of communication. The company is a $6 billion global leader of mailstream solutions headquartered in Stamford, Connecticut. For more information about the company, its products, services and solutions, visit www.pitneybowes.com.

     Pitney Bowes has presented in this earnings release diluted earnings per share on an adjusted basis. Also, management has included a presentation of free cash flow on an adjusted basis, adjusted income from continuing operations, and earnings before interest and taxes (EBIT). Management believes this presentation provides a reasonable basis on which to present the adjusted financial information, and is provided to assist in investors' understanding of the company's results of operations. The company's financial results are reported in accordance with generally accepted accounting principles (GAAP). However, earnings per share, income from continuing operations, and free cash flow results are adjusted to exclude the impact of special items such as restructuring charges, accounting adjustments and write downs of assets, which materially impact the comparability of the company's results of operations. Although restructuring charges represent actual expenses to the company, these charges might mask the periodic income and financial and operating trends associated with our business. The use of free cash flow has limitations. GAAP cash flow has the advantage of including all cash available to the company after actual expenditures for all purposes. Free cash flow permits a shareholder insight into the amount of cash that management could have available for discretionary uses if it made different decisions about employing its cash. It adjusts for long-term commitments such as capital expenditures, as well as special items like cash used for restructuring charges, unusual tax payments and contributions to its pension funds. Of course, these items use cash that is not otherwise available to the company and are important expenditures. Management compensates for these limitations by using a combination of GAAP cash flow and free cash flow in doing its planning.

     The adjusted financial information and certain financial measures such as EBIT are intended to be more indicative of the ongoing operations and economic results of the company. EBIT excludes interest payments and taxes, both cash items, and as a result, has the effect of showing a greater amount of earnings than net income. The company uses EBIT, in addition to net income and income from continuing operations, for purposes of measuring the performance of its unit management team. The interest rates and tax rates applicable to the company generally are outside the control of management, and it can be useful to judge performance independent of those variables.

     The adjusted financial information should be viewed as a supplement to, rather than a replacement for, the financial results reported in accordance with GAAP. Further, our definition of this adjusted financial information may differ from similarly titled measures used by other companies.

     Pitney Bowes has provided in supplemental schedules attached for reference adjusted financial information and a quantitative reconciliation of the differences between the adjusted financial measures with the financial measures calculated and presented in accordance with GAAP, except with respect to our guidance because it would not be meaningful. Additional reconciliation of adjusted financial measures to financial measures calculated and presented in accordance with GAAP may be found at the company's web site www.pb.com/investorrelations in the Investor Relations section.

     The information contained in this document is as of September 30, 2007. Quarterly results are preliminary and unaudited. This document contains "forward-looking statements" about our expected future business and financial performance. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. For us forward-looking statements include, but are not limited to, statements about possible restructuring charges and our future guidance, including our expected revenue in the fourth quarter and full year 2007, and our expected diluted earnings per share for the fourth quarter and for the full year 2007. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: negative developments in economic conditions, including adverse impacts on customer demand, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2006 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions or dispositions.

     Note: Consolidated statements of income for the three months ended September 30, 2007 and 2006, and consolidated balance sheets at September 30, 2007 and June 30, 2007 are attached.


                          Pitney Bowes Inc.
                  Consolidated Statements of Income
                             (Unaudited)
----------------------------------------------------------------------

(Dollars in thousands, except per share data)

                    Three Months Ended          Nine Months Ended
                      September 30,               September 30,
                -------------------------- ---------------------------
                    2007          2006         2007          2006
                ------------- ------------ ------------- -------------
Revenue from:
 Equipment
  sales         $    307,897  $    337,291 $    961,868  $    959,683
 Supplies             95,497        84,728      292,197       250,412
 Software             92,256        49,979      223,580       139,614
 Rentals             183,452       196,219      552,433       590,257
 Financing           201,241       185,547      586,658       538,139
 Support
  services           185,520       182,294      564,597       529,399
 Business
  services           442,414       397,273    1,284,215     1,176,682
                ------------- ------------ ------------- -------------

      Total
       revenue     1,508,277     1,433,331    4,465,548     4,184,186
                ------------- ------------ ------------- -------------

Costs and
 expenses:
 Cost of
  equipment
  sales              164,659       173,068      481,873       485,828
 Cost of
  supplies            27,061        26,071       77,909        66,475
 Cost of
  software            21,749        11,044       54,373        32,326
 Cost of
  rentals             42,630        42,231      128,312       128,070
 Cost of
  support
  services           108,011       104,042      320,832       298,791
 Cost of
  business
  services           345,024       307,378    1,008,647       917,285
 Selling,
  general and
  administrative     479,772       443,426    1,393,289     1,293,619
 Research and
  development         47,691        41,893      138,364       124,409
 Interest, net        60,386        51,962      179,654       160,600
 Restructuring
  charge                   -         6,771            -        17,409
 Other expense,
  net                  3,920             -        3,920             -
                ------------- ------------ ------------- -------------

      Total
       costs and
       expenses    1,300,903     1,207,886    3,787,173     3,524,812
                ------------- ------------ ------------- -------------

 Income from
  continuing
  operations
  before income
  taxes              207,374       225,445      678,375       659,374

 Provision for
  income taxes        73,272        77,565      234,566       247,222
 Minority
  interest             4,862         3,653       14,404         9,814
                ------------- ------------ ------------- -------------

 Income from
  continuing
  operations         129,240       144,227      429,405       402,338
 Discontinued
  operations          (1,565)        4,393       (4,695)     (456,264)
                ------------- ------------ ------------- -------------

 Net
  income        $    127,675  $    148,620 $    424,710  $    (53,926)
                ============= ============ ============= =============

 Basic earnings
  per share
   Continuing
    operations  $       0.59  $       0.65 $       1.96  $       1.80
   Discontinued
    operations         (0.01)         0.02        (0.02)        (2.05)
                ------------- ------------ ------------- -------------

 Net income     $       0.58  $       0.67 $       1.94  $      (0.24)
                ============= ============ ============= =============

 Diluted
  earnings per
  share
   Continuing
    operations  $       0.58  $       0.64 $       1.93  $       1.78
   Discontinued
    operations         (0.01)         0.02        (0.02)        (2.02)
                ------------- ------------ ------------- -------------

 Net income     $       0.58  $       0.66 $       1.91  $      (0.24)
                ============= ============ ============= =============

 Average common
  and potential
  common shares
  outstanding    221,027,506   224,082,673  222,280,355   225,848,482
                ============= ============ ============= =============


Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.


                          Pitney Bowes Inc.
                     Consolidated Balance Sheets
                             (Unaudited)
----------------------------------------------------------------------

(Dollars in thousands, except per share data)

 Assets                                         09/30/07     06/30/07
 -----------                                 ------------ ------------
 Current assets:
  Cash and cash equivalents                  $   338,763  $   251,967
  Short-term investments, at cost which
   approximates market                            98,101       97,842
  Accounts receivable, less allowances:
            09/07 $46,532  06/07 $46,736         826,917      795,873
  Finance receivables, less allowances:
            09/07 $44,220  06/07 $40,923       1,492,149    1,453,391
  Inventories                                    257,086      248,588
  Other current assets and prepayments           257,670      246,650
                                             ------------ ------------

            Total current assets               3,270,686    3,094,311
                                             ------------ ------------

 Property, plant and equipment, net              664,592      626,576
 Rental property and equipment, net              506,062      504,213
 Long-term finance receivables, less
  allowances:
            09/07 $33,476  06/07 $33,179       1,574,072    1,557,005
 Investment in leveraged leases                  248,850      226,824
 Goodwill                                      2,197,015    2,140,810
 Intangible assets, net                          479,767      492,795
 Other assets                                    575,835      548,341
                                             ------------ ------------

 Total assets                                $ 9,516,879  $ 9,190,875
                                             ============ ============

 Liabilities and stockholders' equity
 ---------------------------------------
 Current liabilities:
  Accounts payable and accrued liabilities   $ 1,748,183  $ 1,613,887
  Income taxes payable                           130,364      107,202
  Notes payable and current portion of
   long-term obligations                       1,102,053    1,180,815
  Advance billings                               541,988      556,004
                                             ------------ ------------

            Total current liabilities          3,522,588    3,457,908
                                             ------------ ------------

 Deferred taxes on income                        523,976      507,671
 Long-term debt                                3,793,974    3,636,998
 Other noncurrent liabilities                    454,971      436,090
                                             ------------ ------------

            Total liabilities                  8,295,509    8,038,667
                                             ------------ ------------

 Preferred stockholders' equity in a
  subsidiary company                             384,165      384,165

 Stockholders' equity:
  Cumulative preferred stock, $50 par
   value, 4% convertible                               7            7
  Cumulative preference stock, no par
   value, $2.12 convertible                        1,026        1,043
  Common stock, $1 par value                     323,338      323,338
  Capital in excess of par value                 250,079      244,700
  Retained earnings                            4,263,276    4,207,572
  Accumulated other comprehensive income          43,416      (53,770)
  Treasury stock, at cost                     (4,043,937)  (3,954,847)
                                             ------------ ------------

            Total stockholders' equity           837,205      768,043
                                             ------------ ------------

 Total liabilities and stockholders'
  equity                                     $ 9,516,879  $ 9,190,875
                                             ============ ============


                          Pitney Bowes Inc.
                           Revenue and EBIT
                          Business Segments
                          September 30, 2007
                             (Unaudited)
----------------------------------------------------------------------

(Dollars in thousands)
                                                                  %
                                           2007        2006     Change
                                        ----------- ----------- ------
Third Quarter
----------------------

 Revenue
 ---------------------

 U.S. Mailing                           $  571,568  $  587,226    (3%)
 International Mailing                     254,001     252,641     1%
 Production Mail                           148,038     146,212     1%
 Software                                   92,256      49,979    85%
                                        ----------- ----------- ------
 Mailstream Solutions                    1,065,863   1,036,058     3%

 Management Services                       278,167     263,229     6%
 Mail Services                             115,999      91,067    27%
 Marketing Services                         48,248      42,977    12%
                                        ----------- ----------- ------
 Mailstream Services                       442,414     397,273    11%

                                        ----------- ----------- ------
 Total Revenue                          $1,508,277  $1,433,331     5%
                                        ----------- ----------- ------

 EBIT (1)
 ---------------------

 U.S. Mailing                           $  224,317  $  232,337    (3%)
 International Mailing                      33,424      43,843   (24%)
 Production Mail                            16,560      13,668    21%
 Software                                   11,330       7,566    50%
                                        ----------- ----------- ------
 Mailstream Solutions                      285,631     297,414    (4%)

 Management Services                        17,140      18,976   (10%)
 Mail Services                              17,446       9,444    85%
 Marketing Services                          5,310       6,087   (13%)
                                        ----------- ----------- ------
 Mailstream Services                        39,896      34,507    16%

                                        ----------- ----------- ------
 Total EBIT                             $  325,527  $  331,921    (2%)
                                        ----------- ----------- ------

 Unallocated amounts:
    Interest, net                          (60,386)    (51,962)
    Corporate expense                      (47,993)    (47,743)
    Restructuring charges                        -      (6,771)
    Other expense, net                      (3,920)          -
    MapInfo purchase accounting             (5,854)          -
                                        ----------- -----------
 Income before income taxes             $  207,374  $  225,445
                                        =========== ===========


(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses, other expense net, restructuring charges and the MapInfo purchase accounting alignment.


                          Pitney Bowes Inc.
                           Revenue and EBIT
                          Business Segments
                          September 30, 2007
                             (Unaudited)
----------------------------------------------------------------------

(Dollars in thousands)
                                                                  %
                                           2007        2006     Change
                                        ----------- ----------- ------
Year To Date
------------------

 Revenue
 -----------------

 U.S. Mailing                           $1,780,890  $1,729,983     3%
 International Mailing                     764,241     741,639     3%
 Production Mail                           412,622     396,268     4%
 Software                                  223,580     139,614    60%
                                        ----------- ----------- ------
 Mailstream Solutions                    3,181,333   3,007,504     6%

 Management Services                       825,878     798,280     3%
 Mail Services                             334,782     275,914    21%
 Marketing Services                        123,555     102,488    21%
                                        ----------- ----------- ------
 Mailstream Services                     1,284,215   1,176,682     9%

                                        ----------- ----------- ------
 Total Revenue                          $4,465,548  $4,184,186     7%
                                        ----------- ----------- ------

 EBIT (1)
 -----------------

 U.S. Mailing                           $  728,576  $  697,816     4%
 International Mailing                     116,311     131,565   (12%)
 Production Mail                            42,500      32,512    31%
 Software                                   30,749      17,183    79%
                                        ----------- ----------- ------
 Mailstream Solutions                      918,136     879,076     4%

 Management Services                        53,929      61,367   (12%)
 Mail Services                              44,104      30,100    47%
 Marketing Services                          6,449      11,803   (45%)
                                        ----------- ----------- ------
 Mailstream Services                       104,482     103,270     1%

                                        ----------- ----------- ------
 Total EBIT                             $1,022,618  $  982,346     4%
                                        ----------- ----------- ------

 Unallocated amounts:
    Interest, net                         (179,654)   (160,600)
    Corporate expense                     (146,915)   (144,963)
    Restructuring charges                        -     (17,409)
    Other expense, net                      (3,920)          -
    MapInfo purchase accounting            (13,754)          -
                                        ----------- -----------
 Income before income taxes             $  678,375  $  659,374
                                        =========== ===========


(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses, other expense net, restructuring charges and the MapInfo purchase accounting alignment.


                          Pitney Bowes Inc.
 Reconciliation of Reported Consolidated Results to Adjusted Results
                             (Unaudited)

(Dollars in thousands, except per share amounts)

                             Three months ended   Nine months ended
                                September 30,        September 30,
                             ------------------- ---------------------
                               2007      2006       2007       2006
                             --------- --------- ---------- ----------

 GAAP income from continuing
  operations after income
  taxes, as reported         $129,240  $144,227  $ 429,405  $ 402,338
     Restructuring charge           -     4,332          -     11,142
     Tax adjustment             3,602         -      3,602     20,000
     MapInfo Purchase
      accounting                3,864         -      9,079          -
     Other expense, net         2,241         -      2,241          -
                             --------- --------- ---------- ----------
 Income from continuing
  operations after income
  taxes, as adjusted         $138,947  $148,559  $ 444,327  $ 433,480
                             ========= ========= ========== ==========


 GAAP diluted earnings per
  share from continuing
  operations, as reported    $   0.58  $   0.64  $    1.93  $    1.78
     Restructuring charge           -      0.02          -       0.05
     Tax adjustment              0.02         -       0.02       0.09
     MapInfo Purchase
      accounting                 0.02         -       0.04          -
     Other expense, net          0.01         -       0.01          -
                             --------- --------- ---------- ----------
 Diluted earnings per share
  from continuing operations,
  as adjusted                $   0.63  $   0.66  $    2.00  $    1.92
                             ========= ========= ========== ==========


 GAAP net cash provided by
  operating activities, as
  reported                   $289,789  $(60,554) $ 696,765  $ 335,790
      Capital expenditures    (73,592)  (81,430)  (202,013)  (243,858)
      Reserve account
       deposits                17,002    10,390     26,506     10,390
      Restructuring payments
       and discontinued
       operations               6,142    33,045     28,532     56,437
      IRS/Capital Services
       tax payment                  -   238,500          -    238,500
                             --------- --------- ---------- ----------

 Free cash flow, as adjusted $239,341  $139,951  $ 549,790  $ 397,259
                             ========= ========= ========== ==========


 Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.


     CONTACT: Pitney Bowes Inc.
              Editorial -
              Sheryl Y. Battles, VP, Corp. Communications
              203-351-6808
              or
              Financial -
              Charles F. McBride, VP, Investor Relations
              203-351-6349
              www.pitneybowes.com